Exhibit 99.1

Solaris Oilfield Infrastructure Announces Third Quarter 2021 Results

Third Quarter 2021 Highlights

●	Net income of $1.4 million, or $0.03 per diluted Class A share, for the quarter ended September 30, 2021; Adjusted pro forma net loss of $0.6 million, or $(0.01) per diluted share for the quarter ended September 30, 2021 (see below for a reconciliation of Adjusted pro forma net income to net income attributable to Solaris).

●	Adjusted EBITDA of $7.7 million for the quarter ended September 30, 2021

●	Net cash provided by operating activities of $7.7 million for the quarter ended September 30, 2021

●	Positive free cash flow of $1.7 million for the quarter ended September 30, 2021

●	Paid a regular quarterly dividend of $0.105 per share on September 24, 2021

HOUSTON, November 1, 2021 (BUSINESS WIRE) — Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) (“Solaris” or the “Company”), a leading independent provider of supply chain management and logistics solutions designed to drive efficiencies and reduce costs for the oil and natural gas industry, today reported financial results for the third quarter 2021.

Operational Update and Outlook

During the third quarter of 2021, an average of 59 mobile proppant management systems were fully utilized, which was up 11% from average second quarter 2021 levels. Deployed proppant system count during the third quarter was relatively flat sequentially at 88 systems, reflecting an increase in revenue days per deployed system.

“We are pleased with another quarter of solid execution from the Solaris team and are excited about how industry fundamentals are shaping up and pointing to a healthy backdrop for activity in 2022,” Solaris’ Chairman and Chief Executive Officer Bill Zartler commented. “We continue to have operational success with our integrated electric blender and top fill equipment and have received positive customer feedback to date. We look forward to full commercialization for both new technologies. Solaris remains dedicated to providing the highest level of service and innovation to our customers, while generating attractive returns through strong cash flow, maintaining our strong balance sheet and paying our dividend.”

Third Quarter 2021 Financial Review

Solaris reported net income of $1.4 million, or $0.03 per diluted Class A share, for third quarter 2021, compared to third quarter 2020 net loss of $5.6 million, or $(0.12) per diluted Class A share. Adjusted pro forma net loss for third quarter 2021 was $0.6 million, or $(0.01) per fully diluted share, compared to third quater 2020 adjusted pro forma net loss of $4.0 million, or $(0.09) per fully diluted share. Net income for third quarter 2021 included a $3.0 million benefit from employee retention credits as part of the Consolidated Appropriations Act of 2021, net of administrative fees. A description of adjusted pro forma net income and a reconciliation to net income attributable to Solaris, its most directly comparable generally accepted accounting principles (“GAAP”) measure, and the computation of adjusted pro forma earnings per fully diluted share are provided below.

Revenues were $49.4 million for third quarter 2021, which were up 40% from second quarter 2021, primarily driven by an increase in both systems deployed and last mile logistics activity.

Adjusted EBITDA for third quarter 2021 was $7.7 million, which was up 18% from second quarter 2021. A description of Adjusted EBITDA and a reconciliation to net income, its most directly comparable GAAP measure, is provided below.

Capital Expenditures, Free Cash Flow and Liquidity

Capital expenditures in the third quarter 2021 were $6.0 million compared to capital expenditures of $5.1 million during second quarter 2021. The Company expects capital expenditures for the full year 2021 to be approximately $20.0 million.

Free cash flow (defined as net cash provided by operating activities less investment in property, plant and equipment) during third quarter 2021 was $1.7 million.

As of September 30, 2021, the Company had approximately $42.8 million of cash on the balance sheet, which reflects about $0.95 per fully diluted share of available cash. The Company’s credit facility remains undrawn, and total liquidity, including availability under the credit facility, was $92.8 million as of the end of the third quarter 2021.

Shareholder Returns

On August 19, 2021, the Company’s Board of Directors declared a cash dividend of $0.105 per share of Class A common stock, which was paid on September 24, 2021 to holders of record as of September 14, 2021. A distribution of $0.105 per unit was also approved for holders of units in Solaris Oilfield Infrastructure, LLC (“Solaris LLC”). Since initiating the dividend in December 2018, the Company has paid 12 consecutive quarterly dividends. Cumulatively, the Company has returned approximately $87 million in cash to shareholders through dividends and share repurchases since December 2018.

Conference Call

The Company will host a conference call to discuss its third quarter 2021 results on Tuesday, November 2, 2021 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 413-3978. To join the conference call from outside of the United States, participants may dial (412) 317-6594. When instructed, please ask the operator to be joined to the Solaris Oilfield Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website at http://www.solarisoilfield.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 10160489. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Solaris Oilfield Infrastructure, Inc.

Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) provides mobile equipment that drives supply chain and execution efficiencies in the completion of oil and natural gas wells. Solaris’ patented equipment and services are deployed in many of the most active oil and natural gas basins in the United States. Additional information is available on the Solaris website, www.solarisoilfield.com.

Website Disclosure

We use our website (www.solarisoilfield.com) as a routine channel of distribution of company information, including news releases, analyst presentations, and supplemental financial information, as a means of disclosing material non-public information and for complying with our disclosure obligations under the U.S. Securities and Exchange Commission’s (the “SEC”) Regulation FD. Accordingly, investors should monitor our website in addition to following press releases, SEC filings and public conference calls and webcasts. Additionally, we provide notifications of news or announcements on our investor relations website. Investors and others can receive notifications of new information posted on our investor relations website in real time by signing up for email alerts.

None of the information provided on our website, in our press releases, public conference calls and webcasts, or through social media channels is incorporated by reference into, or deemed to be a part of, this Current Report on Form 8-K or will be incorporated by reference into any other report or document we file with the SEC unless we expressly incorporate any such information by reference, and any references to our website are intended to be inactive textual references only.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, our business strategy, our industry, our future profitability, the various risks and uncertainties associated with the extraordinary market environment and impacts resulting from the volatility in global oil markets and the COVID-19 pandemic, expected capital expenditures and the impact of such expenditures on performance, management changes, current and potential future long-term contracts and our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2021	2020	2021	2021	2020
Revenue
System rental	$16,091	$9,197	$14,323	$44,063	$40,720
System services	32,990	10,855	20,616	68,317	35,231
Transloading services	86	310	38	239	1,039
Inventory software services	210	169	202	621	710
Total revenue	49,377	20,531	35,179	113,240	77,700
Operating costs and expenses
Cost of system rental (excluding depreciation and amortization)	2,536	1,181	1,556	5,704	4,018
Cost of system services (excluding depreciation and amortization)	35,617	13,126	23,282	76,151	43,269
Cost of transloading services (excluding depreciation and amortization)	220	243	197	672	783
Cost of inventory software services (excluding depreciation and amortization)	87	97	100	289	364
Depreciation and amortization	6,842	6,594	6,752	20,288	20,378
Selling, general and administrative (excluding depreciation and amortization)	4,760	3,840	4,964	14,326	12,212
Impairment loss	—	—	—	—	47,828
Other operating (income) expenses (1)	(2,690)	1,856	360	(2,074)	5,329
Total operating costs and expenses	47,372	26,937	37,211	115,356	134,181
Operating income (loss)	2,005	(6,406)	(2,032)	(2,116)	(56,481)
Interest income (expense), net	(66)	(40)	(55)	(170)	36
Total other income (expense)	(66)	(40)	(55)	(170)	36
Income (loss) before income tax expense	1,939	(6,446)	(2,087)	(2,286)	(56,445)
Provision (benefit) for income taxes	507	(843)	(217)	77	(8,193)
Net income (loss)	1,432	(5,603)	(1,870)	(2,363)	(48,252)
Less: net (income) loss related to non-controlling interests	(558)	2,320	659	857	20,347
Net income (loss) attributable to Solaris	$874	$(3,283)	$(1,211)	$(1,506)	$(27,905)

Earnings per share of Class A common stock - basic	$0.03	$(0.12)	$(0.04)	$(0.06)	$(0.97)
Earnings per share of Class A common stock - diluted	$0.03	$(0.12)	$(0.04)	$(0.06)	$(0.97)

Basic weighted average shares of Class A common stock outstanding	31,058	28,787	30,984	30,671	28,912
Diluted weighted average shares of Class A common stock outstanding	31,058	28,787	30,984	30,671	28,912

1)	Other operating (income) expenses are primarily related to a gain related to employee retention credits, offset by credit losses, loss on sale of assets and costs associated with workforce reductions.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$42,831	$60,366
Accounts receivable, net of allowances for credit lossesof $936 and $1,099, respectively	37,461	18,243
Prepaid expenses and other current assets	6,337	2,169
Inventories	1,223	954
Total current assets	87,852	81,732
Property, plant and equipment, net	240,554	245,884
Non-current inventories	2,805	3,318
Operating lease right-of-use assets	4,317	4,708
Goodwill	13,004	13,004
Intangible assets, net	2,398	2,982
Deferred tax assets	63,499	59,805
Other assets	340	463
Total assets	$414,769	$411,896
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$13,668	$6,863
Accrued liabilities	18,125	11,986
Current portion of payables related to Tax Receivable Agreement	589	606
Current portion of lease liabilities	705	647
Current portion of finance lease liabilities	30	30
Other current liabilities	567	75
Total current liabilities	33,684	20,207
Lease liabilities, net of current	6,843	7,419
Finance lease liabilities, net of current	77	100
Payables related to Tax Receivable Agreement	72,925	68,097
Other long-term liabilities	564	594
Total liabilities	114,093	96,417
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value, 600,000 shares authorized, 31,094 shares issued and outstanding as of September 30, 2021 and 28,943 shares issued and outstanding as of December 31, 2020	311	290
Class B common stock, $0.00 par value, 180,000 shares authorized, 13,820 shares issued and outstanding as of September 30, 2021 and 15,685 issued and outstanding as of December 31, 2020	—	—
Additional paid-in capital	195,862	180,415
Retained earnings	8,640	20,549
Total stockholders' equity attributable to Solaris and members' equity	204,813	201,254
Non-controlling interest	95,863	114,225
Total stockholders' equity	300,676	315,479
Total liabilities and stockholders' equity	$414,769	$411,896

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,	Three Months Ended June 30,
	2021	2020	2021	2021
Cash flows from operating activities:
Net (loss) income	$(2,363)	$(48,252)	$1,432	$(1,870)
Adjustment to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	20,288	20,378	6,843	6,752
Impairment loss	—	47,828	—	—
Loss on disposal of asset	113	1,439	(4)	99
Stock-based compensation	3,907	3,732	1,355	1,353
Amortization of debt issuance costs	132	132	44	40
Allowance for credit losses	630	2,880	31	316
Deferred income tax expense	(273)	(8,299)	334	(305)
Other	(153)	(151)	(8)	(151)
Changes in assets and liabilities:
Accounts receivable	(19,847)	17,630	(6,150)	(10,237)
Prepaid expenses and other assets	(3,266)	1,876	(2,524)	(977)
Inventories	(714)	(359)	371	(463)
Accounts payable	7,076	5,245	(164)	2,184
Accrued liabilities	6,167	(6,069)	6,096	4,533
Net cash provided by operating activities	11,697	38,010	7,656	1,275
Cash flows from investing activities:
Investment in property, plant and equipment	(13,702)	(2,901)	(5,985)	(5,070)
Proceeds from disposal of assets	42	724	2	—
Cash received from insurance proceeds	35	53	29	6
Net cash used in investing activities	(13,625)	(2,124)	(5,954)	(5,064)
Cash flows from financing activities:
Distribution and dividend paid to Solaris LLC unitholders and Class A common shareholders	(14,400)	(14,267)	(4,806)	(4,797)
Share repurchases	—	(26,717)	—	—
Payments under finance leases	(23)	(24)	(11)	(5)
Payments under insurance premium financing	(410)	—	(246)	(164)
Proceeds from stock option exercises	12	64	—	—
Payments for shares withheld for taxes from RSU vesting and cancelled	(786)	(276)	(84)	(29)
Payments related to purchase of treasury stock	—	(454)	—	—
Distribution to Solaris LLC unitholders for income tax withholding	—	(150)	—	—
Net cash used in financing activities	(15,607)	(41,824)	(5,147)	(4,995)
Net (decrease) increase in cash and cash equivalents	(17,535)	(5,938)	(3,445)	(8,784)
Cash and cash equivalents at beginning of period	60,366	66,882	46,276	55,060
Cash and cash equivalents at end of period	$42,831	$60,944	$42,831	$46,276
Non-cash activities
Operating:
Employee retention credit	$1,900	$—	$1,900	$—
Investing:
Capitalized depreciation in property, plant and equipment	2,260	359	1,971	146
Capitalized stock based compensation	228	198	77	78
Property and equipment additions incurred but not paid at period-end	323	12	323	612
Property, plant and equipment additions transferred from inventory	958	359	30	536
Financing:
Insurance premium financing	410	—	410	738
Cash paid for:
Interest	99	99	33	33
Income taxes	325	796	—	325

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION AND CALCULATION OF NON-GAAP FINANCIAL AND OPERATIONAL MEASURES

(In thousands)

(Unaudited)

EBITDA AND ADJUSTED EBITDA

We view EBITDA and Adjusted EBITDA as important indicators of performance. We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense, including franchise taxes. We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense and (ii) certain non-cash items and extraordinary, unusual or non-recurring gains, losses or expenses.

We believe that our presentation of EBITDA and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three months ended			Nine months ended
	September 30,		June 30,	September 30,
	2021	2020	2021	2021	2020

Net income (loss)	$1,432	$(5,603)	$(1,870)	$(2,363)	$(48,252)
Depreciation and amortization	6,842	6,594	6,752	20,288	20,378
Interest (income) expense, net	66	40	55	170	(36)
Income taxes (1)	507	(843)	(217)	77	(8,193)
EBITDA	$8,847	$188	$4,720	$18,172	$(36,103)
Stock-based compensation expense (2)	1,355	1,077	1,353	3,907	3,732
Employee retention credit (3)	(2,992)	—	—	(2,992)	—
Loss on disposal of assets	(4)	38	99	113	1,451
Impairment loss	—	—	—	—	47,828
Severance expense	41	3	—	41	542
Credit losses	30	1,246	316	630	2,698
Other write-offs (4)	—	586	—	—	589
Transaction costs (5)	385	—	10	409	—
Adjusted EBITDA	$7,662	$3,138	$6,498	$20,280	$20,737

1)	Federal and state income taxes.
2)	Represents stock-based compensation expense related to restricted stock awards.
3)	Employee retention credit as part of Consolidated Appropriations Act of 2021, net of administrative fees.
4)	Write-off of certain prepaid and cancelled purchase orders in the three and nine months ended September 30, 2020.
5)	Costs related to the evaluation of potential acquisitions.

SYSTEM GROSS MARGIN

We view System Gross Margin as an important indicator of performance. We define System Gross Margin as system rental and system services revenues, less the costs of system rental and system services, excluding depreciation and amortization, and evaluate our performance on that combined basis. System Gross Margin should not be considered in isolation or as substitutes for an analysis of our results of operation and financial condition as reported in accordance with accounting standards generally accepted in the United States (“GAAP”). The following table presents a calculation of System Gross Margin for each of the periods indicated.

	Three months ended			Nine months ended
	September 30,		June 30,	September 30,
	2021	2020	2021	2021	2020

System revenue:
System rental	$16,091	$9,197	$14,323	$44,063	$40,720
System services	32,990	10,855	20,616	68,317	35,231
Total system revenue	$49,081	$20,052	$34,939	$112,380	$75,951

System operating costs and expenses:
Cost of system rental, excluding depreciation and amortization	$2,536	$1,181	$1,556	$5,704	$4,018
Cost of system services, excluding depreciation and amortization	35,617	13,126	23,282	76,151	43,269
Total system costs and expenses	$38,153	$14,307	$24,838	$81,855	$47,287

System gross margin	$10,928	$5,745	$10,101	$30,525	$28,664

Average fully utilized systems	59	34	53	55	46

ADJUSTED PRO FORMA NET INCOME AND ADJUSTED PRO FORMA EARNINGS PER FULLY DILUTED SHARE

Adjusted pro forma net income represents net income attributable to Solaris assuming the full exchange of all outstanding membership interests in Solaris LLC not held by Solaris Oilfield Infrastructure, Inc. for shares of Class A common stock, adjusted for certain non-recurring items that the Company doesn't believe directly reflect its core operations and may not be indicative of ongoing business operations. Adjusted pro forma earnings per fully diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding units of Solaris LLC (“Solaris LLC Units”), after giving effect to the dilutive effect of outstanding equity-based awards.

When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding Solaris LLC Units, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in net income attributable to Solaris as a result of increases in its ownership of Solaris LLC, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance.

Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should not be considered alternatives to net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the net income attributable to Solaris. Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma net income to net income attributable to Solaris, the most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully diluted share are set forth below.

	Three months ended			Nine months ended
	September 30,		June 30,	September 30,
	2021	2020	2021	2021	2020
Numerator:
Net income (loss) attributable to Solaris	$874	$(3,283)	$(1,211)	$(1,506)	$(27,905)
Adjustments:
Reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of LLC Interests (1)	558	(2,320)	(659)	(857)	(20,347)
Employee retention credit (2)	(2,992)	—	—	(2,992)	—
Loss on disposal of assets	(4)	38	99	113	1,451
Credit losses	30	1,246	316	630	2,698
Impairment loss	—	—	—	—	47,828
Severance expense	41	3	—	41	542
Other write-offs (3)	—	586	—	—	589
Transaction costs (4)	385	—	10	409	—
Incremental income tax benefit (expense)	515	(274)	47	573	(8,193)
Adjusted pro forma net income (loss)	$(593)	$(4,004)	$(1,398)	$(3,588)	$(3,337)
Denominator:
Weighted average shares of Class A common stock outstanding	31,058	28,787	30,984	30,671	28,912
Adjustments:
Assumed exchange of Solaris LLC Units for shares of Class A common stock (1)	13,819	15,803	14,701	14,119	15,860
Adjusted pro forma fully weighted average shares of Class A common stock outstanding - diluted	44,877	44,590	45,685	44,790	44,772
Adjusted pro forma earnings per share - diluted	$(0.01)	$(0.09)	$(0.03)	$(0.08)	$(0.07)

(1)	Assumes the exchange of all outstanding Solaris LLC Units for shares of Class A common stock at the beginning of the relevant reporting period, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.
(2)	Employee retention credit as part of Consolidated Appropriations Act of 2021, net of administrative fees.
(3)	Write-off of certain prepaid and cancelled purchase orders in the three and nine months ended September 30, 2020.
(4)	Costs related to the evaluation of potential acquisitions.

Contacts:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solarisoilfield.com